EXTENSION AGREEMENT

This EXTENSION AGREEMENT is made and entered into effective as of the 31st day of October, 2014, by and between Oak Ridge Energy Technologies, Inc., a Colorado corporation (“Oak Ridge”), and Expedia Holdings Limited, a corporation organized under the laws of Hong Kong (“Expedia”).

RECITALS

WHEREAS, on or about February 24, 2014, Oak Ridge and Expedia entered into a Loan Agreement and a Security Agreement; and

WHEREAS, on or about February 24, 2014, Oak Ridge Micro-Energy, Inc., a Nevada corporation and a wholly-owned subsidiary of Oak Ridge, and Expedia, entered into an Intellectual Property Security Agreement; and

WHEREAS, pursuant to the Loan Agreement, the term of the Loan Agreement expired as of June 30, 2014; however, it was subsequently extended to July 31, 2014, and then to August 31, 2014, and then to October 31, 2014; and

WHEREAS, Oak Ridge and Expedia desire to further extend the due date of the loan amount under the Loan Agreement to December 31, 2014;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Oak Ridge and Expedia hereby agree to extend the due date of the loan referenced in the Loan Agreement to December 31, 2014, and that such extension shall have no other effect on the Loan Agreement or the liens granted in the Security Agreement or the Intellectual Property Security Agreement, whatsoever.

OAK RIDGE ENERGY TECHNOLOGIES, INC.

Dated: _November 10, 2014____.

By_/s/Stephen J. Barber__________________

Stephen J. Barber, Chief Executive Officer

OAK RIDGE MICRO-ENERGY, INC.

Dated: _November 6, 2014_____.

By_/s/Mark L. Meriwether         ____________

Mark L. Meriwether, President

EXPEDIA HOLDINGS LIMITED

Dated: _November 10, 2014____.

By_/s/Jiahe Hong________________________

Jiahe Hong, Director

Expedia Holdings Limited